UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2004

Atlas America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	333-112653	51-0404430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

311 Rouser Road, Moon Township, PA		15108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 412-262-2830

N/A

(Former name or former address, if changed since last report)

Item 5.      Other Events and Regulation FD Disclosure

         In connection with an offering of its common units by Atlas Pipeline Partners, L.P., Atlas America, Inc. advised Atlas Pipeline Partners that Atlas America has hedged 57% of its anticipated production in the remainder of 2004 at a price of $6.05 per thousand cubic feet, or mcf, has hedged 41% of its anticipated production in 2005 at a price of $6.61 per mcf and has hedged 36% of its anticipated production in the first quarter of 2006 at a price of $6.69 per mcf. All of Atlas America's hedges are physical hedges.

         Atlas America, Inc. is the parent of the general partner of Atlas Pipeline Partners, L.P.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLAS AMERICA, INC.

Dated: July 14, 2004	/s/ Freddie M. Kotek Freddie M. Kotek Executive Vice President and Chief Financial Officer